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Exhibit 10.1

May 5, 2016

Christina W. Hagan
508 West Wall, Suite 800
Midland, Texas 79701

Ms. Hagan:

        Reference is made to the Employment Agreement between Dawson Geophysical Company, a Texas corporation (the "Company"), and you (the "Executive" or "you"), dated as of October 8, 2014 and with an effective date of February 11, 2015, as amended by that certain Letter Agreement between the Company and you, dated as of February 15, 2016 (the "Employment Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement, as amended hereby.

        This letter agreement (this "Letter Agreement") sets forth the Executive's and the Company's agreement concerning the amendment of certain provisions of the Employment Agreement as follows and is effective as of the Executive's retirement and termination of employment with the Company on or around May 13, 2016 pursuant to that certain letter of resignation submitted by the Executive to the Company, dated as of May 4, 2016 (the "Letter of Resignation"):

(1)
The Executive and the Company agree that the Company shall (a) pay the Executive the Base Salary that is in effect immediately prior to May 5, 2016 through December 31, 2016, payable in accordance with the Company's usual payroll practices, and (b) continue to provide coverage to the Executive equal to the Executive's then-current group health plan benefits under COBRA through December 31, 2016.

(2)
The Executive and the Company agree that the Executive's termination of employment pursuant to the Letter of Resignation shall not result in the forfeiture, cancellation or expiration of the 17,600 stock options granted to the Executive on December 2, 2008 at an option exercise price of $10.74, and that such options shall expire on December 2, 2018 and remain exercisable by the Executive prior to such expiration date.

(3)
The Executive and the Company agree that, as of the close of business on the date prior to the date of the Executive's termination of employment pursuant to the Letter of Resignation, the following Covered Awards granted to the Executive shall be fully vested and any restrictions applicable shall lapse (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the applicable award agreement); provided that all other equity awards held by the Executive, other than the stock options described in paragraph 2 above, shall be forfeited upon the Executive's termination of employment pursuant to the Letter of Resignation:

Type of Award	Grant Date	Number of Units
Restricted Stock Units	December 4, 2013	4,128
Restricted Stock Units	December 5, 2014	11,045
Restricted Stock Units	February 15, 2016	7,166

        This Letter Agreement embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement in connection with the Executive's termination of employment pursuant to the Letter of Resignation. In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Letter Agreement, the provisions of this Letter Agreement shall prevail. Except as specifically modified and amended by this Letter Agreement, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect. This Letter Agreement may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

        THE EXECUTIVE ACKNOWLEDGES THAT SHE HAS CAREFULLY READ THIS LETTER AGREEMENT AND THE EMPLOYMENT AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THE EXECUTIVE'S CHOOSING TO THE EXTENT THE EXECUTIVE DESIRES LEGAL ADVICE REGARDING THE SAME, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS HEREIN (AND THE PROVISIONS OF THE EMPLOYMENT AGREEMENT AS AMENDED BY THIS LETTER AGREEMENT).

        THIS LETTER AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN CONFORMITY WITH THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. VENUE OF ANY LEGAL ACTION ARISING FROM OR RELATING TO THIS LETTER AGREEMENT SHALL BE IN MIDLAND COUNTY, TEXAS. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF SECTION 11 OF THE EMPLOYMENT AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT IN ALL RESPECTS.

        [Remainder of Page Intentionally Left Blank]

        Please sign in the space provided below to evidence your agreement with the terms of this Letter Agreement and acknowledgment that your obligations hereunder are valid, binding, and enforceable obligations.

DAWSON GEOPHYSICAL COMPANY
		By:	/s/ STEPHEN C. JUMPER
		Name:	Stephen C. Jumper
		Title:	President and CEO
AGREED TO AND ACKNOWLEDGED:
THE EXECUTIVE
/s/ CHRISTINA W. HAGAN
Name:	Christina W. Hagan
Title:	Employee

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  Exhibit 10.1